EXHIBIT 3

DECLARATION OF REGISTRATION RIGHTS

This DECLARATION OF REGISTRATION RIGHTS (this “Agreement”) is made as of July 31, 2002 by Concur Technologies, Inc., a Delaware corporation (“Acquirer”), for the benefit of the stockholders of Captura Software, Inc., a Delaware corporation (the “Company”) listed on Exhibit A to this Agreement (collectively, the “Stockholders” and each, individually, a “Stockholder”), that are acquiring shares (the “Shares”) of Acquirer’s common stock, $0.001 par value per share (the “Common Stock”), pursuant to the terms of that certain Agreement and Plan of Reorganization dated of even date herewith (the “Merger Agreement”) by and among Acquirer, Canoe Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquirer, the Company and Fred Harman, as representative of the Stockholders.

1.    Shelf Registration Right on Form S-3.

1.1    Certain Definitions.    For purposes of this Agreement:

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “Securities Act”) and the declaration or ordering of effectiveness of such registration statement.

“Form S-3” means a registration statement filed under Form S-3 under the Securities Act, as such is in effect at the Effective Time, or any successor form of registration statement under the Securities Act subsequently adopted by the Securities and Exchange Commission (the “SEC”) which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by Acquirer with the SEC.

“Rule 415” means Rule 415 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

1.2    Form S-3 Shelf Registration.

(a)    Shelf Registration Statement.    On or before January 31, 2003, Acquirer shall prepare and file with the SEC a registration statement covering all Shares (the “Registrable Securities”) on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Registration Statement”; the prospectus, including any preliminary prospectus, final prospectus and any supplement thereto, is referred to as the “Prospectus”), and shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC on the ninth-month anniversary of the Effective Time (as defined in the Merger Agreement), or as promptly practicable thereafter. The Registration Statement shall comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, permitting the registration and resale of such Registrable Securities by the Stockholders in the manner designated by it (including, without limitation, through underwritten public offerings). Acquirer shall use commercially reasonable efforts to keep the Registration Statement effective (subject to Section 1.3 hereof)

until the earliest of (i) the date on which the Stockholders shall have sold all of the Registrable Securities and (ii) the first anniversary of the Effective Time (such period of time being hereinafter referred to as the “Effective Period”). If the Registration Statement ceases to be effective for any reason at any time during the Effective Period (other than because of the sale of all of the securities registered thereunder or as permitted by Section 1.3 hereof), Acquirer shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

(b)    Supplements and Amendments.    During the Effective Period, Acquirer shall supplement and amend the Registration Statement and the Prospectus if, as and when required by the Securities Act and the rules and regulations promulgated thereunder.

(c)    Timing and Manner of Sales.    Any sale of Registrable Securities pursuant to a Registration Statement under this Section 1.2 may only be made if in accordance with the method or methods of distribution of such Registrable Securities that are described in the Registration Statement or the Prospectus and permitted by such form of registration statement. Subject to any other agreements between the Stockholders and Acquirer, a Stockholder may also sell Registrable Securities in a bona fide private offering if the selling Stockholder provides Acquirer with a written opinion of counsel, satisfactory to counsel to Acquirer acting in a reasonable manner and upon which such opinion Acquirer is permitted to rely, that such offer and sale is an exempt transaction under the Securities Act and applicable state securities laws, complies with all requirements for such exemptions and is not made with use of the Prospectus or the Registration Statement.

(d)    Market Standoff.    Each Stockholder agrees that the Stockholder shall not make any sale, transfer or other disposition of the Restricted Securities for a period of nine months from the Effective Time (the “Lock-Up Period”); provided, however, that the foregoing restriction is expressly agreed to preclude the Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Stockholder’s Restricted Securities, even if such Restricted Securities would be disposed of by someone other than the Stockholder; provided, further, that notwithstanding the foregoing, a Stockholder may transfer the Stockholder’s Restricted Securities during the Lock-Up Period (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the Stockholder or the Stockholder’s immediate family, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not shall not involve a disposition for value, or (iii) with the prior written consent of Acquirer; provided, further, that the foregoing restriction shall not apply to those Restricted Securities registered under a registration statement effected pursuant to Section 2 hereof, but shall apply (or continue to apply, as the case may be) to any Restricted Securities not so registered, even if a portion of Stockholder’s Restricted Securities have been so registered. Notwithstanding anything contained in this Agreement to the contrary, Stockholder may not transfer Stockholder’s Restricted Securities during the Lock-Up Period (i) to an affiliate of Stockholder, or (ii) to any transferee who is a partner (general or limited, active or retired (who retires after the date hereto)), a current or former member, or a stockholder of Stockholder that is a partnership, limited liability company or corporation, respectively. Following the expiration of the Lock-Up Period, Stockholder shall not make any sale, transfer or other disposition of Stockholder’s Restricted Securities in violation of the Securities Act or the rules and regulations promulgated thereunder.

For purposes of this Section 1.2(d) “hedging or other transactions” shall include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Stockholder’s Restricted Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Securities. Also for purposes of this Section 1.2(d), “immediate family” shall mean any relationship by blood, marriage or adoption, not more distant than first cousin (or first cousin of spouse).

1.3    Limitations.    Notwithstanding the provisions of Section 1.2 above, no Stockholder shall be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 1.2 of this Agreement, under the following circumstances:

(a)    if Form S-3 is not then available for such offering by the Stockholders;

(b)    if Acquirer is acquired and the Common Stock ceases to be publicly traded;

(c)    in any particular jurisdiction in which Acquirer would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Acquirer is already subject to service of process in such jurisdiction; or

(d)    if the SEC refuses to declare such registration (or any amendment) effective due to the participation of any particular Stockholder in such registration (unless such Stockholder withdraws all such Stockholder’s Registrable Securities from such registration statement); or if the manner in which any Registrable Securities are disposed of pursuant to the Registration Statement is not included within the plan of distribution set forth in the Prospectus.

1.4    Private Transfers.    Each Stockholder agrees that except as otherwise contemplated by this Section 1, any sale, transfer or other disposition of any Registrable Securities may only be effected if (a) in the opinion of counsel to Acquirer, reasonably held, all such Registrable Securities proposed to be sold by such Stockholder may be sold in a three-month period without registration under the Securities Act, pursuant to Rule 144 under the Securities Act or otherwise; (b) Acquirer or its legal counsel shall have received a “no-action” letter or similar written confirmation from the SEC that all the Registrable Securities proposed to be sold by such Stockholder may be sold in a three-month period without registration under the Securities Act, pursuant to Rule 144 under the Securities Act or otherwise; (c) only one broker/dealer is used to effect any such sales at any one time; and (d) such sale, transfer or other disposition does not result, to the knowledge of each Stockholder (after reasonable inquiry), in any single person or group owning 5% or more of Acquirer’s then outstanding Common Stock.

1.5    Termination of Acquirer’s Obligations.    Acquirer shall have no obligations pursuant to Section 1.2 or other request or requests for registration (or inclusion in a registration) made by any Stockholder nor shall Acquirer have any obligation to maintain or continue to keep effective any registration or registration statement pursuant thereto: (a) after the expiration or termination of the Effective Period; (b) with respect to a particular Stockholder if, Acquirer or its counsel has received a “no-action” letter described in Section 1.4(b) or the opinion of counsel submitted to Acquirer pursuant to Section 1.4(a) is acceptable; or (c) if all Registrable Securities have been registered and sold pursuant to a registration(s) effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

1.6    Expenses.    All expenses incurred in connection with a registration pursuant to this Section 1, including without limitation all printers’ and accounting fees, SEC filing fees, fees and disbursements of counsel for Acquirer, shall be borne by Acquirer. Each Stockholder participating in a registration pursuant to this Section 1 shall bear such Stockholder’s proportionate share (based on the number of Registrable Securities sold by such Stockholder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering, the fees and disbursements of any counsel for the participating Stockholders and any transfer taxes relating to the sale, transfer or other disposition of the Registrable Securities.

1.7    Registration Obligations of Acquirer.    Subject to Sections 1.2, 1.3 and 1.4 above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, Acquirer shall, as expeditiously as reasonably possible:

(a)    furnish to each Stockholder and each underwriter such number of conformed copies of the Prospectus, including each preliminary prospectus, final prospectus and amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as each Stockholder (or underwriter) may reasonably request;

(b)    notify each Stockholder promptly and, if requested by such Stockholder, confirm such notification in writing promptly (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request made by the SEC or any state securities authority for post-effective amendments and supplements to a registration statement that has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Acquirer of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of any determination by Acquirer that a post-effective amendment to a registration statement would be appropriate;

(c)    use reasonable efforts to register and qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as the Stockholders shall reasonably request in writing, to keep each such registration and qualification effective during the Effective Period; provided, however, that Acquirer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (ii) subject itself to taxation in any jurisdiction, or (iii) consent to general service of process in any such jurisdiction, except as may be required by the Securities Act;

(d)    promptly notify each Stockholder covered by such Registration Statement when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, subject to the provisions of this Agreement, at the request of any Stockholder, prepare and furnish to each Stockholder a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary to correct the untrue statement or omission;

(e)    use reasonable efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market and each securities exchange on which similar securities issued by Acquirer are then listed;

(f)    upon the request of any Stockholder, promptly provide the name, address and other contact information regarding Acquirer’s transfer agent for the Registrable Securities and the CUSIP number for the Registrable Securities;

(g)    if the lead managing underwriter of a registration pursuant to this Section I advises Acquirer that, in its judgment, the number of shares of Common Stock proposed to be included in such underwritten public offering should be limited due to market conditions, then Acquirer will promptly so advise each participating Stockholder; and Acquirer and each participating Stockholder will include in such offering the number of shares which, in the opinion of the lead managing underwriter can be sold (the “Maximum Offering Amount”). The Maximum Offering Amount shall be allocated first, to the Stockholders to the full extent of shares of Shares such Stockholder desires to sell, and second, if any shares of Common Stock remain under the Maximum Offering Amount, to each other participating holder in proportion to each request for inclusion made by each such participating holder. If the underwriting agreement executed in connection with such offering provides for an overallotment option to be granted to the underwriters, and if such option is exercised by the underwriters, the allocation priority established by the previous sentence shall govern the allocation with respect to the sale of any shares of Common Stock and Registrable Securities pursuant to such exercise by the underwriters.

(h)    Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Stockholder participating in such underwriting hereby agrees to also enter into and perform its obligations under such an agreement.

(i)    Participate in customary road show meetings reasonably requested (and reasonable in scope in light of the size of the offering) upon reasonable prior notice by the lead managing underwriter of such offering.

1.8    Stockholder Information.    It shall be a condition precedent to the obligations of Acquirer to take any action pursuant to this Agreement that the selling Stockholders will furnish to Acquirer such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

1.9    Delay of Registration.    No Stockholder will have any right to obtain or seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

1.10    Indemnification.

(a)    By Acquire.    To the extent permitted by law, Acquirer will indemnify, defend and hold harmless each Stockholder against any losses, claims, damages, or liabilities (joint or several) to which such Stockholder may become subject under the Securities Act, the Securities Exchange Act of 1934 (the “1934 Act”) or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)    any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by Acquirer pursuant to this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)    the omission or alleged omission to state in such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)    any violation or alleged violation by Acquirer of the Securities Act, the 1934 Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any U.S. federal or state securities law in connection with the offering covered by such registration statement;

and Acquirer will reimburse such Stockholder for any legal or other expenses reasonably incurred by such Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action, as incurred; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Acquirer (which consent shall not be unreasonably withheld), nor shall Acquirer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration.

(b)    By Selling Stockholders.    To the extent permitted by law, each selling Stockholder severally and not jointly, will indemnify and hold harmless Acquirer, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Acquirer within the meaning of the Securities Act, any underwriter and any other holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which Acquirer or any such director, officer, controlling person, underwriter or other such holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration; and each such Stockholder will reimburse Acquirer or any such director, officer, controlling person, underwriter or other holder for any legal or other expenses reasonably incurred by Acquirer or any such director, officer, controlling person, underwriter or other holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Stockholder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Stockholder under this subsection 1.10(b) in respect of any Violation shall not exceed the net proceeds received by such Stockholder in the registered offering out of which such Violation arises.

(c)    Notice.    Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is Acquirer, Acquirer shall have the right and obligation to control the defense of such action; provided, however , that: (i) the indemnified party or parties shall have the right to participate at their own expense in the defense thereof, and, to the extent agreed in writing with the indemnifying party and any other indemnifying party similarly noticed, to assume the defense thereof, with counsel mutually satisfactory to the parties (except that Acquirer will have the right to assume such defense if it, or any of its officers, directors, or controlling persons, is indemnified by the selling Stockholders); and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall not relieve such indemnifying party of liability to the indemnified party under this Section 1.10, except to the extent (and only to the extent) of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)    Defect Eliminated in Final Prospectus.    The foregoing indemnity agreements of Acquirer and Stockholders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e)    Contribution.    In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Stockholder exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 1.10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.10 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Stockholder in circumstances for which indemnification is provided under this Section 1.10; then, and in each such case, Acquirer and such Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Stockholder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold by such Stockholder under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and Acquirer and other selling Stockholders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Stockholder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Stockholder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)    Survival.    The obligations of Acquirer and Stockholders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in the Registration Statement.

1.11    Assignment of Rights.    The rights of a Stockholder under this Agreement may be assigned only with Acquirer’s express prior written consent, which consent shall not be unreasonably withheld; provided, however, that the rights of a Stockholder under this Agreement may be assigned without Acquirer’s express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) if applicable, by will or by the laws of intestacy, descent or distribution, provided that the assignee agrees in writing to be bound by all the obligations of, and restrictions applicable to, Stockholders under this Agreement. Notwithstanding the foregoing, upon the expiration of the Lock-Up Period, Stockholder may assign Stockholder’s rights under this Agreement to any transferee who is a limited partner (active or retired (who retires after the date hereof)) of Stockholder that is a partnership or limited liability company, respectively, without the requirement set forth in clause (b) of the foregoing sentence. Any attempt to assign any rights of a Stockholder under this Agreement without Acquirer’s express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in this Agreement by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are “Permitted Assignees” for purposes of this Section: (a) a trust whose beneficiaries consist solely of a Stockholder and such Stockholder’s immediate family; and (b) the personal representative, custodian or conservator of a Stockholder, in the case of the death, bankruptcy or adjudication of incompetency of that Stockholder.

2.    Piggyback Registration Rights.

(a)    Acquirer agrees that following the Effective Time of the Merger (as those terms are defined in the Merger Agreement), it will use commercially reasonable efforts to cause that certain Third Amended and Restated Information and Registration Rights Agreement, dated as of May 26, 1999, as amended by the Amendment to the Third Amended and Restated Information and Registration Rights Agreement, dated as of March 23, 2000 (the “Original Agreement” and as amended pursuant hereto, the “Amended Registration Rights Agreement”), to provide that:

(i)    for purposes of all sections other than Section 7 (Demand or Form S-3 Registration) of the Original Agreement, the definition of “Holder” shall be amended to include the Stockholders; provided, however, that, the Stockholders’ right under Section 8 (Piggyback Registration) shall be subordinate to the piggyback registration rights of the Holders (under the Original Agreement, including without limitation the Series E Preferred Stock holders, SAFECO Corporation and Nortel Networks, Inc.) and in the event that an underwriter limits the number of shares to be included in a registration, following the exclusion of the shares held by officers or directors of Acquirer, the Stockholders’ Shares will be excluded from such registration (prior to the shares of any other Holder (as that term is defined in the Original Agreement), provided that if less than all Shares of Stockholders are excluded from such registration, the exclusion will be pro rata among Stockholders, based on the number of shares each Stockholder would have otherwise been entitled to include in such registration.

(ii)    the definition of “Registrable Securities” in the Original Agreement shall be amended to include the Shares for purposes of all sections other than Section 7 (Demand or Form S-3 Registration) of the Original Agreement (subject to the restrictions described in paragraph (a)(ii) above).

(b)    Each Stockholder hereby agrees that, if requested by an underwriter of a registered sale in which a Stockholder exercises such Stockholder’s “piggyback rights” described in paragraph (a) above, such Stockholder will not to offer, sell or otherwise dispose of any of such Stockholder’s Shares without prior written consent of Acquirer or the underwriter for a period of up to ninety (90) days following the effective date of the registration statement.

3.    Miscellaneous.

3.1    Entire Agreement; Successors and Assigns.    This Agreement, the Merger Agreement and the Investment Representation Letter executed by each Stockholder in connection with the Merger constitute the entire agreement between Acquirer, the Company and each Stockholder relative to the subject matter hereof Any previous agreement between Acquirer, the Company and each Stockholder concerning registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and assigns of the parties.

3.2    Government Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware excluding those laws that direct the application of the laws of another jurisdiction.

3.3    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4    Headings.    The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

3.5    Notices.    All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, three (3) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, if sent to the following addresses or such other addresses as any party may notify the other parties:

(a) If	to Acquirer:

Concur Technologies, Inc.

6222 185th Ave. N.E.

Redmond, WA 98052

Attention: General Counsel

Phone: (425) 497-7394

Fax: (415) 497-5930

with a copy to:

Fenwick & West LLP

Two Palo Alto Square

Palo Alto, CA 94306

Attention: Matthew P. Quilter, Esq.

Phone: (650) 494-0600

Fax: (650) 494-1417

(b)    If to the Stockholder, then at the address listed next to such Stockholder’s name on Exhibit A hereto; provided that, if a Stockholder does not provide Acquirer with such Stockholder’s address, Acquirer will have no obligations to give notice to such Stockholder under this Agreement or the Amended Registration Rights Agreement.

3.6    Amendment of Agreement.    Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Acquirer and the holders of a majority of Shares (at the time such amendment or waiver). Any amendment or waiver effected in accordance with this section shall be binding upon each Stockholder, each permitted successor or assignee of such Stockholder and Acquirer.

3.7    Severability.    In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.8    No Third Party Beneficiaries.    Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, the Stockholders, and their successors and assigns, any rights or remedies under or by reason of this Agreement.

3.9    Effectiveness of Agreement.    Regardless of when signed, this Agreement will not become effective or binding unless and until the Effective Time.

[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the undersigned have executed this Declaration of Registration Rights as of the date first above written.

CONCUR TECHNOLOGIES, INC.

By:

Name:

Title:

[Signature Page to Declaration of Registration Rights]

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